EXHIBIT 99.1

                                                            TEI, INC.
                                                2900 NORTH LOOP WEST, SUITE 1230
                PROXY                                 HOUSTON, TEXAS 77092

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE TEI SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER   , 1998

     The undersigned shareholder of TEI, Inc. ("TEI") hereby appoints each of Donald R. Campbell and Lori H. Dyer attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned at the
Special Meeting of Shareholders of TEI to be held at                      ,
Houston, Texas       , on December   , 1998, at         .m., central time, and
at any adjournments of the meeting, all of the shares of TEI common stock which the undersigned may be entitled to vote.

1. Approval of the merger of TEI with a wholly owned subsidiary of Pinnacle Global Group Inc., the proposed newly created public holding company.

               [ ] FOR         [ ] AGAINST            [ ] ABSTAIN

2. Approval of the issuance of 3,562,500 shares of PGG common stock in the combination with Harris Webb & Garrison, Inc., Pinnacle Management & Trust Company and Spires Financial, L.P.

               [ ] FOR         [ ] AGAINST            [ ] ABSTAIN

                            CONTINUED ON OTHER SIDE

                           CONTINUED FROM OTHER SIDE

3. In their discretion, upon other matters as may properly come before the meeting: hereby revoking any proxy or proxies regarding such matters heretofore given by the undersigned.

The board of directors recommends a vote FOR each proposal above and if no specification is made, the shares will be voted FOR approval of the TEI Merger and FOR approval of the share issuance. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of TEI shareholders and the Proxy Statement/Prospectus furnished herewith.

                                                  Dated __________________, 1998

                                                  ______________________________
                                                     Shareholder's Signature

                                                  ______________________________
                                                     Shareholder's Signature

Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

                PLEASE SIGN AND RETURN IN THE ENVELOPE ENCLOSED